UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  June 5, 2020

 (Date of earliest event reported):

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-1000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01.  Entry into a Material Definitive Agreement

On June 5, 2020, Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, entered into an Agreement to Enter Into Lease and Purchase Option (the “Agreement”) with TMG Bay Area Investments II, LLC (“TMG”). The Agreement provides that, contingent on (i) entry of an order by the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”) authorizing the Utility to enter into the Agreement and the Lease Agreement (as defined below), subject to certain conditions, and (ii) acquisition of the Building (as defined below) by BA2 300 Lakeside LLC (“Landlord”), a wholly-owned subsidiary of TMG, the Utility and Landlord will enter into an office lease agreement (the “Lease Agreement”) for approximately 910,000 rentable square feet of space within the building located at 300 Lakeside Drive, Oakland, California 94612 (the “Building”) to serve as the Utility’s principal administrative headquarters (the “Lease”).

If approved by the Bankruptcy Court, the term of the Lease would begin on or about January 1, 2022. The Lease term would expire 34 years and 11 months after the commencement date, unless earlier terminated in accordance with the terms of the Lease.  In addition to base rent, the Utility would be responsible for certain costs and charges specified in the Lease, including insurance costs, maintenance costs and taxes.

The Lease would require the Landlord to pursue approvals to subdivide the real estate it owns surrounding the Building to create a separate legal parcel that contains the Building (the “Property”) that can be sold to the Utility in compliance with California law.  The Lease would grant to the Utility an option to purchase the Property, following such subdivision, at a price of $892 million, subject to certain adjustments (the “Purchase Price”).  The Purchase Price would not be paid until 2023. The Utility expects that the annual lease costs and the capital costs associated with the purchase option would be eligible for cost recovery in its 2024 General Rate Case.  In addition, in accordance with and subject to the terms of the Agreement and the Lease Agreement, respectively, the Utility would issue (i) an option payment letter of credit in the amount of $75 million on or before the Lease Date (as defined in the Agreement and the Lease Agreement), and (ii) and a lease security letter of credit in the amount of $75 million concurrently with the execution and delivery of the Lease Agreement.

In connection with entry into the Agreement, the Utility intends to sell its current office space generally located at 77 Beale Street, 215 Market Street, 245 Market Street and 50 Main Street, San Francisco, California 94105, and associated properties owned by the Utility (“SF General Office”).  Any sale of the SF General Office would be subject to approval by the California Public Utilities Commission (the “CPUC”).  The Utility plans to request approval from the CPUC to return to customers the net gain on the sale of its SF General Office.

The foregoing summary of the terms of the Agreement and the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which (in redacted form subject to a confidential treatment request submitted to the Securities and Exchange Commission) is filed as Exhibit 10.1 to this Report and is incorporated herein by reference. The form of the Lease Agreement is an exhibit to the Agreement.

Item 9.01.  Financial Statements and Exhibits

(d)          Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit	Description
10.1(1) (2)	Agreement to Enter Into Lease and Purchase Option between Pacific Gas and Electric Company and TMG Bay Area Investments II, LLC, dated June 5, 2020
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

(1)
In accordance with Item 601(a)(5) of Regulation S-K, certain schedules (or similar attachments) to this exhibit have been omitted from this filing. Such omitted schedules (or similar attachments) include information relating to the Property. The registrants will provide a copy of any omitted schedule to the Securities and Exchange Commission or its staff upon request.

(2)
In accordance with Item 601(b)(10)(iv) of Regulation S-K, certain provisions or terms of the Lease Agreement attached as an exhibit to the Agreement have been redacted.  Such redacted information includes proprietary information about the Property. The registrants will provide an unredacted copy of the exhibit on a supplemental basis to the Securities and Exchange Commission or its staff upon request.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of the Utility, including but not limited to statements regarding the entry into the Lease Agreement and cost recovery. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties, including the possibility that the Agreement and/or the Lease Agreement are/is not approved by the Bankruptcy Court. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2019, their joint Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and their subsequent reports filed with the Securities and Exchange Commission. Additional factors include, but are not limited to, those associated with Chapter 11 cases of PG&E Corporation’s and the Utility’s that commenced on January 29, 2019. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: June 9, 2020	By:	/s/ JANET C. LODUCA
		Name:	Janet C. Loduca
		Title:	Senior Vice President and General Counsel

PACIFIC GAS AND ELECTRIC COMPANY

Date: June 9, 2020	By:	/s/ BRIAN M. WONG
		Name:	Brian M. Wong
		Title:	Vice President, Deputy General Counsel and Corporate Secretary